EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Timberline Extends High-Grade Zone at Butte Highlands by Drilling 51.8 Feet (15.8 Metres) Grading 0.43 Ounces of Gold per Ton (14.6 Grams per Tonne)

Coeur d’Alene, Idaho – November 10, 2011 – Timberline Resources Corporation (NYSE Amex: TLR; TSX-V: TBR) (“Timberline” or the “Company”) today announced continued drilling success from its 50,000-foot underground core drill program at the Butte Highlands Joint Venture Gold Project in southwestern Montana.

Paul Dircksen, Timberline’s President and CEO, commented, “We are especially impressed with the broader zones of consistent high-grade gold in the mineralized blocks at Butte Highlands.  These are exceptional results that extend the deposit while improving the quality and reliability of our geologic model and our mine model as we move toward production.”

The drill program at Butte Highlands was designed for detailed delineation of gold mineralization and for production planning purposes.  Drilling continues to expand and in-fill the deposit with broad intercepts of high-grade gold.  Fifteen distinct intervals grading in excess of 0.10 ounces per ton (opt) (3.4 grams per tonne (g/t)) gold were identified within the six holes reported today.  Highlights include:

•

Hole # BHUG11-049:

7.5 feet (2.3 metres) grading 0.50 opt (17.0 g/t) gold;

13.6 feet (4.1 metres) grading 0.36 opt (12.3 g/t) gold, including

3.6 feet (1.1 metres) grading 1.18 opt (40.3 g/t) gold;

13.0 feet (4.0 metres) grading 0.29 opt (9.9 g/t) gold, including

2.2 feet (0.7 metres) grading 1.57 opt (53.8 g/t) gold.

The assay intervals reported in BHUG11-049 extend the mineralized envelope approximately 120 feet down dip from a previously-reported interval of 2 feet grading 1.99 opt gold.

•

Hole # BHUG11-052:

31.5 feet (9.6 metres) grading 0.15 opt (5.0 g/t) gold;

10.2 feet (3.1 metres) grading 0.49 opt (16.8 g/t) gold, including

2.0 feet (0.6 metres) grading 2.00 opt (68.5 g/t) gold;

8.6 feet (2.6 metres) grading 0.30 opt (10.2 g/t) gold.

•

Hole # BHUG11-053

22.8 feet (6.9 metres) grading 0.33 opt (11.4 g/t) gold;

8.5 feet (2.6 metres) grading 0.12 opt (4.0 g/t) gold.

•

Hole # BHUG11-054:

10.2 feet (3.1 metres) grading 0.10 opt (3.3 g/t) gold;

10.8 feet (3.3 metres) grading 0.11 opt (3.7 g/t) gold.

•

Hole # BHUG11-058:

51.8 feet (15.8 metres) grading 0.43 opt (14.6 g/t) gold, including

5.0 feet (1.5 metres) grading 1.03 opt (35.4 g/t) gold;

13.1 feet (4.0 metres) grading 0.11 opt (3.3 g/t) gold;

38.7 feet (11.8 metres) grading 0.14 opt (4.6 g/t) gold.

These holes were designed to test deeper portions of the Only Chance Block indicated by historic drilling. These holes encountered wide zones of continuous high grade gold with few sub-grade values within. The intercepts are approximately 350 feet (107 metres) apart representing the same zone and approximately 350 feet (107 metres) down dip from a previously reported interval in BHUG11-036 of 25.8 feet (7.9 metres) of 0.17 opt (5.82 g/t) gold.

•

Hole # BHUG11-078:

22.2 feet (6.8 metres) grading 0.29 opt (10.0 g/t) gold;

60.1 feet (18.3 metres) grading 0.14 opt (4.7 g/t) gold.

BHUG11-078 was successful in extending the mineralized Gold Excell Block both laterally and approximately 165 feet (50 metres) up dip from previous intercepts.

Note: The true widths of the intervals lengths are estimated to be approximately 75-percent of the reported interval length. Grades are measured in troy ounces per ton (opt) and grams per tonne (g/t).

The drill plan map and cross sections showing a portion of these drill results may be viewed at http://www.timberline-resources.com/main.php?page=196.

The Butte Highlands Joint Venture is located within a favorable geologic domain that has hosted several multi-million ounce gold deposits including Butte, Golden Sunlight, Montana Tunnels, and Virginia City. The property was extensively drilled by Battle Mountain Gold, Placer Dome, ASARCO, and Orvana in the 1980s and 1990s.  Additional Timberline Resources and Butte Highlands project information can be seen on the Timberline website at http://www.timberline-resources.com.

Paul Dircksen is a Qualified Person as defined by National Instrument 43-101 and has reviewed and approved the technical contents of this release. He has verified the drill results and other data disclosed in this news release, including sampling, analytical and test data.  Field work has been conducted under his supervision.  The Timberline sampling and analysis program included an industry standard QA/QC program.  After photographing, core logging and cutting the sample intervals in half, the samples were shipped to ALS Chemex Laboratories in Elko, Nevada for preparation.  The prepared pulps were then forwarded by ALS Chemex to their lab in Sparks, Nevada or their lab in Vancouver, BC Canada for analysis.  The samples were analyzed for gold using a standard 30g fire assay with an AA finish.  Samples returning a gold value in excess of 10 ppm were re-analyzed using a 30g fire assay with a gravimetric finish.

About Timberline Resources

Timberline Resources Corporation is exploring and developing advanced-stage gold properties in the western United States.  The Company is primarily focused on the goldfields of Nevada, where it is advancing its flagship Lookout Mountain Project toward a production decision while exploring a pipeline of quality earlier-stage projects at its South Eureka Property and elsewhere.  Timberline also features a 50-percent carried-to-production interest at its Butte Highlands Joint Venture where gold production is slated to commence early in 2012.  Timberline management has a proven track record of discovering economic mineral deposits and developing them into profitable mines.

Timberline is listed on the NYSE Amex where it trades under the symbol "TLR" and on the TSX Venture Exchange where it trades under the symbol "TBR".

Statements contained herein that are not based upon current or historical fact are forward-looking in nature. Such forward-looking statements reflect the Company's expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties.  These statements include but are not limited to statements regarding the timing, terms and value of the Company’s sale of Timberline Drilling,  the timing or results of the Company’s drill programs at Butte Highlands and South Eureka, the timing of assay results from such drilling programs being released, the district-scale potential of the South Eureka project, the expansion of the mineralization at the South Eureka project, the timing of a production decision at the South Eureka project, the Company’s 50/50 joint venture with Highland Mining LLC, the development and production of the Company’s Butte Highlands project and South Eureka project, the targeted production date for the Butte Highlands project, results of the Company’s drilling subsidiaries, possible growth of the Company and the Company’s expected operations. When used herein, the words "anticipate," "believe," "estimate," “upcoming,” "plan," "intend" and "expect" and similar expressions, as they relate to Timberline Resources Corporation, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company's actual results,

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performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, risks related to the timing and completion of the drilling programs at Butte Highlands and South Eureka, risks and uncertainties related to mineral estimates, risks related to the inherently dangerous activity of mining, and other such factors, including risk factors discussed in the Company's Annual Report on Form 10-K for the year ended September 30, 2010.  Except as required by Federal Securities law, the Company does not undertake any obligation to release publicly any revisions to any forward-looking statements.

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Contact Information:

Paul Dircksen, CEO

Phone: 208.664.4859

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